EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-78575
(To Prospectus dated July 3, 2003)



                             [INTERNET HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                           Share       Trading
               Name of Company                Ticker      Amounts      Market
         ---------------------------------   --------    ---------    ---------
         Amazon.com, Inc.                      AMZN         18         NASDAQ
         Ameritrade Holding Corporation        AMTD          9         NASDAQ
         CMGI Inc.                             CMGI         10         NASDAQ
         CNET Networks, Inc.                   CNET          4         NASDAQ
         DoubleClick Inc.                      DCLK          4         NASDAQ
         EarthLink, Inc.                       ELNK        6.23        NASDAQ
         eBay Inc.                             EBAY         24         NASDAQ
         E*TRADE Financial Corporation          ET          12          NYSE
         Network Associates, Inc.              NET           7         NASDAQ
         Priceline.com Incorporated            PCLN        1.167       NASDAQ
         RealNetworks, Inc.                    RNWK          8         NASDAQ
         Time Warner Inc.                      TWX          42          NYSE
         Yahoo! Inc.                           YHOO         26         NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.